SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549


                          FORM 8-K/A


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) July 9, 1998


                          DANAHER CORPORATION
          (Exact name of registrant as specified in its charter)


                 DELAWARE             1-8089         59-1995548
     (State or other jurisdiction   (Commission   (IRS  Employer
            of incorporation)   File Number)   Identification No.)


       1250 24th Street, N.W.   Washington, D.C.    20037
       (Address of principal executive offices)   (Zip Code)


     Registrant's telephone number, including area code  202-828-0850



          (Former name or former address, if changed since last report.)

Item 2.   Acquisition of Assets

          As previously reported in the Form 10-Q filed on July 16, 1998, on July 9, 1998, Danaher Corporation acquired Fluke Corporation in exchange for 17,785,122 shares of Danaher common stock. The acquisition will be accounted for as a pooling-of-interests.

          Fluke was founded in 1948 and incorporated under the laws of the State of Washington on October 7, 1953. Fluke is engaged in the design, manufacture and marketing of compact, professional electronic test tools. Fluke's principal products are portable instruments that measure voltage, current, power quality, frequency, temperature, pressure and other key functional parameters of electronic equipment. The principal executive offices of Fluke are located at 6920 Seaway Boulevard, Everett, Washington 98203, and its telephone number is (425) 347-6100.

          The financial statements which follow are for the combined Danaher and Fluke entities which now represent the historical financial statements of the Company. They are identical in all respects to the financial statements filed on September 14,1998 except for the deletion of the term "supplementary" which was used to describe the previously filed financial statements.



     Item 7.   Exhibits

          (a)* Attachment 1 contains financial statements of Fluke Corporation as specified under Rule 3.05(b)
               1.   Years ended April 24, 1998, April 25, 1997 and
                         April 26, 1996.

          (b)* Attachment 2 contains pro-forma financial statements and explanatory notes as per Article 11.

          (c) Attachment 3 contains management's discussion and analysis and financial statements for the combined Danaher and Fluke entities under the pooling-of-interest method for the years ended December 31, 1997, December 31, 1996 and December 31, 1995

     * Previously filed.


                           SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DANAHER CORPORATION



                         By:  /s/ C. Scott Brannan
                              C. Scott Brannan
                              Vice President and Controller